Exhibit 99.1

          America Service Group Announces Compliance with NASDAQ Rules

     BRENTWOOD, Tenn.--(BUSINESS WIRE)--June 21, 2006--America Service Group Inc. (NASDAQ:ASGR) announced today that it has received notification from The NASDAQ Stock Market Listing Qualifications Department ("NASDAQ") that the Company is in compliance with Marketplace Rules 4350(c) and 4350(d)(2) (the "Rules") relating to independent director requirements for continued listing on The NASDAQ National Market. Previously, NASDAQ had notified the Company that it did not comply with the Rules for continued listing on The NASDAQ Stock Market.
     On June 14, 2006, the Company announced that it had added four independent directors. With these additions, the Company was able to come into compliance with the Rules by appointing an Audit Committee of the Board that consists of three independent directors who meet the financial knowledge requirements for Audit Committee members. In addition, the Board is now comprised of eight members, six of whom are independent under the Rules. After reviewing the Company's filings, NASDAQ has determined that the Company is now in compliance with the Rules and has closed this matter.
     America Service Group Inc., based in Brentwood, Tennessee, is a leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare and pharmacy programs to government agencies for the medical care of inmates. More information about America Service Group can be found on the Company's website at www.asgr.com or at www.prisonhealthmedia.com.

     Cautionary Statement

     This press release contains "forward-looking" statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about the Company's or management's beliefs and expectations, constitute forward-looking statements and may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

     -- the risk that government entities (including the Company's government customers) may bring enforcement actions against, seek additional refunds from, or impose penalties on, the Company or its subsidiaries as a result of the matters recently investigated by the Audit Committee or the previous restatement of the Company's financial results;

     -- the risks arising from shareholder litigation as a result of the matters recently investigated by the Audit Committee or the previous restatement of the Company's financial results;

     -- risks associated with the possibility that we may be unable to satisfy covenants under our credit facility;

     -- risks arising from potential weaknesses or deficiencies in our internal control over financial reporting;

     -- risks arising from the possibility that we may be unable to collect accounts receivable;

     -- the Company's ability to retain existing client contracts and obtain new contracts;

     -- whether or not government agencies continue to privatize correctional healthcare services;

     --   the possible effect of adverse publicity on the Company's business;

     -- increased competition for new contracts and renewals of existing contracts;

     --   the Company's ability to execute its expansion strategies;

     -- the Company's ability to limit its exposure for catastrophic illnesses and injuries in excess of amounts covered under contracts or insurance coverage;

     --   the outcome of pending litigation;

     --   the Company's dependence on key personnel; and

     -- the Company's determination whether to repurchase shares under its stock repurchase program.

     A discussion of important factors and assumptions regarding certain statements and risks involved in an investment in the Company is contained in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.


     CONTACT: America Service Group Inc.
              Michael Catalano or Michael W. Taylor, 615-373-3100